UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2019
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.750% Senior Notes due 2021	K 21	New York Stock Exchange
0.800% Senior Notes due 2022	K 22A	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On May 2, 2019, Kellogg Company (the “Company”) announced that Fareed Khan, the Company’s Senior Vice President and Chief Financial Officer, will be leaving the Company effective June 30, 2019.

(c) On April 26, 2019, the Company's Board of Directors appointed Amit Banati, age 50, as Senior Vice President and Chief Financial Officer, effective July 1, 2019 (“Start Date”). Mr. Banati has been Senior Vice President, Kellogg Company, President, Asia Pacific since March 2012. Prior to joining the Company, he served in a variety of leadership roles at Kraft Foods, Cadbury Schweppes and Procter & Gamble.

(e) In connection with Mr. Banati’s appointment as Senior Vice President and Chief Financial Officer, the independent members of the Board approved Mr. Banati’s compensation, effective on the Start Date. On the Start Date, Mr. Banati’s annual base salary will be $750,000, his target annual incentive under the Company’s Annual Incentive Plan will be 100% of his annual base salary, and, in August 2019, he will receive a one-time award of $1,500,000 in restricted stock units with 3-year cliff vesting.

Additionally, Mr. Banati will be eligible for benefits and perquisites, including participation in the Company’s health, welfare and other benefit plans, relocation benefits, financial planning, executive physical, and participation in the Company’s Severance Benefit Plan and Change in Control Policy.

In connection with Mr. Khan’s departure from the Company, the Company entered into a agreement with Mr. Khan (the “Agreement”) pursuant to which (a) he will receive salary and benefits over a two-year period under, and consistent with, the relevant Company plans; (b) he will continue to vest in his option awards and restricted stock unit awards in accordance with the terms of the relevant plans; (c) his 2017-2019 Executive Performance Plan (“EPP”) award and 2019 bonus paid will be pro rated through the last day that he is the Chief Financial Officer of the Company, based on actual performance, and paid at the same time as other participants receive their payouts; and (d) he will be subject to restrictive covenants, including non-compete, non-solicitation, release of claims, non-disparagement and confidentiality obligations. In addition, Mr. Khan forfeited his 2018-2020 and 2019-2021 EPP awards.

The above description is qualified in its entirety by reference to the complete terms and conditions of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Descriptions of the Kellogg Company Severance Benefit Plan and other benefits described above are contained in the Company’s proxy statement filed with the SEC on March 7, 2019 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
Exhibit 10.1 Agreement with Fareed Khan, dated May 2, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: May 2, 2019	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman